Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of JetBlue Airways Corporation, relating to the JetBlue Airways Corporation Spare Parts Pass Through Certificates comprising part of the Registration Statement (No 333-135545) of JetBlue Airways Corporation, of our report dated March 8, 2006, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.'s Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated March 8, 2006, relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in Exhibit 99 of MBIA Inc.’s Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

/s/ PricewaterhouseCoopers LLC
New York, New York
November 7, 2006